Exhibit 99.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (“Agreement”) is made as of the 8th day of September, 2006, between DÜRR SYSTEMS, INC. whose address is 40600 Plymouth Road, Plymouth, Michigan 48170 (“Seller”), and UNIVERSAL TRUCKLOAD SERVICES, INC., whose address is 11355 Stephens Road, Warren, Michigan 48089 (“Purchaser”).

1. Description of Property. For the purposes of this Agreement, the “Property” shall mean that certain real estate located in the City of Warren, Macomb County, Michigan, the legal description of which is attached to this Agreement as Exhibit A and made a part hereof, together with all easements, privileges and appurtenances benefiting such real estate, together with all buildings, fixtures and improvements situated thereon and commonly known as 12755 E. Nine Mile Road, Warren, Michigan.

2. Sale. Seller shall sell and Purchaser shall purchase the Property on the terms and subject to the conditions set forth herein

3. Purchase Price And Payment. The purchase price for the Property shall be Four Million Four Hundred Thousand ($4,400,000) Dollars (the “Purchase Price”). The Purchase Price shall be paid at “Closing” (as hereinafter defined) by either certified check or wire transfer with federal funds immediately available in Detroit, Michigan, as determined by the Seller.

4. Deposit. Simultaneous with the execution of this Agreement by the Purchaser, the Purchaser will deliver a good faith deposit in the amount of One Hundred Thousand ($100,000) Dollars (the “Deposit”) to Land America Financial Group, Inc. whose address is 1050 Wilshire Drive, Suite 310, Troy, Michigan 48084 (the “Title Company”), which Deposit shall be applied to the Purchase Price if the sale is consummated or otherwise refunded or forfeited in accordance with the terms of this Agreement. All interest earned on the Deposit shall be added to and become part of the Deposit and shall be disbursed in the same manner as the Deposit in accordance with the terms of this Agreement.

5. Personal Property. Seller shall sell and Purchaser shall purchase the personal property and equipment described on Exhibit “B” (the “Personal Property”), which shall include all office furniture including private offices, conference room equipment including projector systems, electric whiteboards, all phone and data equipment, switches, surveillance/security system, and related equipment, all seating, cubicles, wall decorations, and trade fixtures, for the price of Two Hundred Seventy-Five Thousand ($275,000) Dollars (“Personal Property Purchase Price”). The Personal Property Purchase Price shall be paid at Closing in the same manner and under the same terms as the Purchase Price. At Closing, Seller shall transfer of the Personal Property to Purchaser by delivery of a bill of sale with Seller warranting only that the Personal Property is free of encumbrances. Purchaser will accept such Personal Property on a “AS IS” “WHERE IS” and Seller expressly disclaims any and all other warranties including, but not limited to any warranty of merchantability or fitness for a particular purpose.

6. Condition Of Title. The Property shall be sold and conveyed by the Seller to the Purchaser by delivery of a warranty deed subject to restrictions of record and easements, if any, zoning ordinances, building and use codes, regulations and restrictions and further subject to any restrictions, encumbrances or other matters approved by the Purchaser (collectively “Permitted Exceptions”).

7. Commitment and Title Policy. The Seller shall deliver to the Purchaser as soon as may be practicable, but in no event more than fifteen (15) days after the date hereof, a commitment for an owners title insurance policy issued by the Title Company, for an amount not less than the purchase price hereunder, guaranteeing title subject only to the Permitted Exceptions, bearing a date later than the acceptance hereof, which will be accepted as a sufficient showing of title (the “Title Commitment”).

8. Title Objections. The Purchaser shall have fifteen (15) days after the delivery of the Title Commitment to object to the condition by providing a written objection that the title is unmarketable and not in the condition as required under Section 6. If Purchaser fails to provide such written objection within such fifteen (15) day period, then Purchaser shall be deemed to have approved and waived any rights to object to the condition of title of the Property. If proper objection to the title is made, the Seller shall have fifteen (15) days from the date the Seller is notified in writing of the particular defects claimed, to either (a) remedy the title; (b) obtain title insurance as required above; or (c) refund the Deposit. If the Seller remedies the title or shall obtain such title policy within the time specified and gives the Purchaser notice thereof, the Purchaser agrees to complete the sale by the Closing Date. If the Seller fails to remedy the title or obtain such title insurance or to give the Purchaser the above-written notification within said fifteen (15) days, the Deposit shall be refunded and this Agreement shall terminate, except for Purchaser’s indemnification obligations under Section 10.

9. Survey. At its option and expense, Purchaser shall be entitled to procure an ALTA or other type of survey (“Survey”) of the Property during the Due Diligence Period (as hereinafter defined).

10. Due Diligence Period and Access. The Purchaser shall have Sixty (60) days from the date of this Agreement in which to perform such due diligence and conduct such investigations (other than the review of title which is subject to the provisions of Section 8) as the Purchaser deems necessary in order to determine whether the Property is suitable for the Purchaser’s intended use (“Due Diligence Period”).

If at any time prior to the expiration of the Due Diligence Period the Purchaser shall determine the Property is unacceptable to Purchaser, then the Purchaser shall deliver written notice of same to the Seller thereby terminating this Agreement. Upon such termination, the Title Company shall refund the Deposit set forth in Section 4 above to the Purchaser and neither party shall have any further obligation to each other except for Purchaser’s indemnification obligations contained herein. If written notice of termination is not timely provided, then the Purchaser shall be deemed to have approved its investigation of the Property and the sale shall proceed to Closing in accordance with the remaining terms and conditions of this Agreement.

While this Agreement is in effect, the Purchaser, its employees, agents, representatives, engineers and surveyors shall have the right of access to the Property during normal business hours upon prior written notice to Seller for the purpose of obtaining appropriate surveys, soil tests and borings and inspections which the Purchaser may deem necessary; provided, however, that the Purchaser at the Purchaser’s expense shall restore the Property to its condition existing prior to the making of any such surveys, tests, borings or inspections. The Purchaser shall indemnify and hold the Seller harmless from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, losses, costs and expenses, including reasonable attorney’s fees, made or asserted as a result of the Purchaser’s exercise of such right of access. Purchaser’s indemnity obligation under this Section are expressly intended by the Parties to survive any termination or expiration of his Agreement. If the Purchaser terminates this Agreement at any time, the Purchaser shall deliver and assign to the Seller, without charge and when received by the Purchaser, results of all tests and studies that the Purchaser undertakes pursuant to this Section 10.

11. Seller’s Deliveries. Within ten (10) days of the date of this Agreement, Seller shall deliver to Purchaser without representation or warranty as to completeness or accuracy a Phase I Environmental Assessment, a Phase II Environmental Assessment and a Base Line Environmental Assessment together with any existing surveys, title commitments, and engineering or architectural drawings in its possession (collectively the “Seller Documents”). In the event this Agreement is terminated for any reason and as a condition to return of the Deposit hereunder, the Purchaser shall immediately return the Seller Documents together with any copies thereof to Seller.

12. Time and Location of Closing. The parties agree to complete the sale within thirty (30) days of the expiration of the Due Diligence Period contained in Section 10 (“Closing” or “Closing Date”). The Closing of this sale shall take place at the offices of the Title Company located at 1050 Wilshire Drive, Suite 310, Troy, Michigan 48084 or such other location as the Seller and the Purchaser shall mutually agree.

13. Possession and Mortgage Removal. The Seller shall deliver possession of the Property at the time of Closing. Any existing mortgages upon the Property shall be paid and discharged by the Seller and the Seller may use the Purchase Price for such payment and discharge.

14. Taxes and Prorated Items. In the event any special assessments are assessed against the Property, which are payable in installments, the Seller shall pay all installments due prior to the Closing Date and the Purchaser shall pay all installments due from after the Closing Date. Current Taxes, if any, shall be prorated and adjusted as of the date of Closing in accordance with the due date basis of the municipality or taxing unit in which the Property is located. For the purposes of the Agreement, current Taxes shall mean the winter and summer tax bills issued for the Property within twelve (12) months immediately preceding the date of Closing. All utilities shall be prorated with Seller paying through the date of Closing and the Purchaser being obligated to pay after Closing.

15. Seller’s Representations and Warranties. Seller represents and warrants:

(a) Seller is validly existing and in good standing under the laws of the State of Michigan. Seller has taken all necessary action to authorize the transactions contemplated by this Agreement and Seller’s execution and delivery of all documents required herein, and Seller’s performance hereunder and thereunder has been duly authorized.

(b) Seller has not actually received written notice of, nor does Seller have any knowledge of, any litigation, investigation or similar proceeding pending, contemplated or threatened against Seller or the Property.

(c) Seller is not a Foreign Person as such term is defined under the Internal Revenue Code Section 1445.

(d) To Seller’s knowledge, there are no existing, pending, or anticipated condemnation or similar proceedings against or involving the Property.

(e) Seller has not entered into any unrecorded leases, options, contracts, or rights of first refusal, with respect to the Property.

(f) To Seller’s knowledge and except as otherwise disclosed in the Seller’s Documents, the Property is not in violation, in any material respect, of any federal, state or local law, ordinance, order or other regulation relating to “Hazardous Material” (as defined below). As used in this Section, the term “Hazardous Material” means any hazardous, flammable, explosive, corrosive, or toxic chemical, material, or substance that is regulated under any federal, state, or local law, regulation, ordinance, order, or other regulation concerning public health, safety or the environment.

(g) The Property consists of one contiguous parcel containing 17.96 acres or more.

(h) No person other than Purchaser shall be entitled to possession of the Property on the date of Closing.

(i) There are no known violations that Purchaser would be obligated to repair.

16. Condition of Property. The Purchaser makes the following agreements and acknowledgments: (1) that it is responsible for making and had been granted the opportunity to make all investigations (above ground and below ground) deemed necessary by the Purchaser to determine whether the Property (a) contains any Hazardous Material in violation of applicable law, (b) contains wetlands or is subject to adverse conditions, (c) contains adequate soil conditions, (d) is in satisfactory condition, and (e) is suitable for Purchaser’s intended use; (2) that the Seller’s representations and warranties contained herein shall terminate and not survive the Closing; (3) that it is purchasing the Property “AS IS WHERE IS”; (4) that it waives any right to bring any claim against the Seller of any nature whatsoever with regard to the condition of the Property; and (5) that the Purchaser assumes all responsibility for any damages caused by the conditions on the Property upon transfer of title.

17. Seller’s Default. In the event of a default by the Seller hereunder, the Purchaser may, at its option, either (a) seek specific performance of the terms and conditions of this Agreement, or (b) terminate this Agreement by written notice delivered to the Seller at or prior to the Closing Date and obtain a refund of the Deposit as liquidated damages and the remedy elected shall constitute the sole and exclusive remedy of the Purchaser.

18. Purchaser’s Default. In the event of a default by the Purchaser hereunder, the Seller may, at its option, either (a) seek specific performance of the terms and conditions of this Agreement, or (b) terminate this Agreement by written notice delivered to the Purchaser at or prior to the Closing Date and retain the Deposit as liquidated damages and the remedy elected shall constitute the sole and exclusive remedy of the Seller, except for the Purchaser’s liability under Section 10 which shall continue.

19. Assignment. The Purchaser agrees that neither this Agreement nor the Purchaser’s interest herein may be sold, assigned, encumbered, conveyed or transferred (“Transfer”) without the prior written consent of the Seller. In the event of any permitted Transfer, the Purchaser shall remain liable for all of the obligations hereunder.

20. Risk of Loss. If all or a material part of any improvements on the Property shall be damaged or destroyed, then Purchaser shall have the right to terminate this Agreement upon written notice to the Seller given prior to the Closing Date. Upon such notice of termination this Agreement shall be of no further force and effect, the Parties will be relieved of their obligations hereunder and the Deposit shall be returned to Purchaser. If Purchaser does not terminate this Agreement, the Closing shall be held and either (a) the Purchase Price shall be reduced equal to any insurance proceeds received by Seller and disbursed to Seller prior to Closing, or (b) the right to receive the insurance proceeds shall be assigned by Seller to Purchaser without a reduction in the Purchase Price.

21. Condemnation. In the event all or substantially all of the Property is taken by condemnation or similar proceedings, or is the subject of such proceedings on or before the Closing Date, then either the Seller or Purchase may terminate this Agreement upon written notice to the other. In the event the Agreement is not terminated by either the Seller or the Purchaser, the transaction shall be closed in accordance with the terms of this Agreement provided; however, the Seller shall assign to the Purchaser all rights to the condemnation award. Any condemnation proceeds received by the Seller prior to the Closing shall be credited against the Purchase Price.

22. Costs and Expenses. Purchaser shall be responsible for all costs and expenses associated with: (i) any survey of the Property desired by Purchaser or required by Purchaser’s lender; (ii) any endorsements to the Owner’s Policy of Title Insurance; (iii) any costs associated with its inspections under Section 10; (iv) any title premiums or other costs associated with any lender’s title insurance policy; (v) any recording fees; and (vi) one half any closing fee charged by the Title Company. Seller shall be responsible for all costs and expenses associated with: (i) the title premium for the owner’s policy of title insurance as described in Section 7; (ii) any real estate transfer taxes; and (iii) one half of any closing fee charged by the Title Company. Any cost or expense not expressly assigned in this Agreement to either Purchaser or Seller shall be the responsibility of the Party incurring such cost or expense.

23. Broker’s Commission. The Seller agrees that it will pay the brokerage commission due in connection with the sale of the Property to Signature Associates (the “Broker”), which commission shall be paid at Closing. The Seller and the Purchaser shall indemnify, defend and hold each other harmless from and against any and all commissions, fees, costs or expenses incurred by or due to any real estate broker engaged by or based upon a contact with the Seller or the Purchaser, respectively or by reason of the sale of the Property, other than the Broker for which Seller is responsible for paying commissions in accordance with this Section 24.

24. Notices. All notices, deliveries or tenders given or made in connection herewith shall be deemed completed and legally sufficient, if mailed by certified mail, return receipt requested, sent by telecopy or facsimile, sent by overnight courier, or personally delivered to the respective party for whom the same is intended at the address of such party set forth in this Agreement; with service being deemed effective two days after mailing, upon verification that the telecopy or facsimile was received, one day after delivery to a recognized overnight delivery service, or upon personal delivery.

25. Miscellaneous Provisions. The following miscellaneous provisions shall apply:

(a) The Seller and the Purchaser agree that time is of the essence and that each will timely perform their respective obligations.

(b) This Agreement may not be amended except by written agreement signed by the party to be bound.

(c) This Agreement shall be governed by and construed in accordance with the laws of Michigan without regard to principles of conflicts of laws.

(d) This Agreement represents the entire agreement between the parties and supersedes and replaces all prior agreements or understandings, either written or oral, including, without limitation that certain letter of intent date August 17, 2006.

(e) This Agreement may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all counterparts shall together constitute but one agreement. Facsimile and PDF signatures shall be binding upon the parties hereto.

The undersigned have executed this Agreement as of the date first written above.

PURCHASER:

UNIVERSAL TRUCKLOAD SERVICES, , INC., a Michigan corporation

By:	/s/ Donald B. Cochran
Its:	President & CEO

SELLER:

DÜRR SYSTEMS, INC., a Michigan corporation

By:	/s/ Jugo Pridowl
Its:	V.P. Finance

EXHIBIT A

Legal Description

All that part of the Southeast 1/4 of Section 26, Town 1 North Range 12 East, City of Warren, Macomb County, Michigan, described as: Commencing at the center post of said Section 26, thence along the North and South 1/4 line of said Section 26, South 0 degrees 37 minutes 15 seconds West 1213.22 feet to a point which is North 0 degrees 37 minutes 15 seconds East 1426.45 feet from the South 1/4 corner of said Section 26; thence South 89 degrees 22 minutes 45 seconds East 27.00 feet to the point of beginning, which is on the Easterly line of Blackstone Avenue, 70 feet wide; thence continuing South 89 degrees 22 minutes 45 seconds East 614.98 feet; thence South 0 degrees 34 minutes 51 seconds West 916.10 feet; thence along the Northwesterly line of Grand Trunk Western Railroad right of way; South 30 degrees 53 minutes 51 seconds West 527.75 feet; thence along the Northerly line of Nine Mile Road, 120 feet wide, North 88 degrees 33 minutes 14 seconds West 349.58 feet; thence along said Easterly line of Blackstone Avenue, North 0 degrees 37 minutes 15 seconds East 1366.83 feet to the point of beginning.

EXHIBIT B

Personal Property